UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 9, 2022, Natalie Holles resigned from her position as a member of the Board of Directors (the “Board”) of Rubius Therapeutics, Inc. (the “Company”) and any committees thereof, effective immediately.

On August 11, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of Ms. Holles’ resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the audit committee to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for audit committee members. As permitted by Nasdaq Listing Rule 5605(c)(4)(B), the Company may cure, and intends to cure, this non-compliance prior to the earlier of the Company’s next annual stockholder meeting or August 9, 2023.

Following the Company’s notification to Nasdaq, the Company received a notification from Nasdaq on August 12, 2022 that, as a result of Ms. Holles’ resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), as described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The first paragraph included under Item 3.01 above is incorporated by reference herein. Ms Holles’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer